UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 6, 2007

CORUS BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number 0-06136

Minnesota	41-0823592
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3959 N. Lincoln Ave., Chicago, Illinois	60613
(Address of principal executive offices)	(Zip Code)

(773) 832-3088
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CORUS BANKSHARES, INC.

ITEM 1.01:	Entry into a Material Definitive Agreement.

On March 6, 2007, Corus Bankshares, Inc. (the “Company”) and LaSalle Bank, N.A. entered into an agreement (the “Amended and Restated Loan Agreement”) to amend and restate the revolving line of credit agreement dated June 26, 2001 (including all amendments entered into from time to time).  Among other changes, the Amended and Restated Loan Agreement increases the line of credit to $150 million, extends the maturity date to February 28, 2010, increases the fee on the average unused commitment to an annual rate of 3/8% (0.375%) and increases the required minimum tangible equity capital of Corus Bank, N.A to $600 million.  Lastly, although this does not represent a change in the agreement, interest payments are due quarterly (as is the unused commitment fee) and are computed at an annual interest rate of LIBOR plus 1.40%.  As of March 6, 2007, the balance outstanding under the line of credit was $72 million.

ITEM 2.03:	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is hereby incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORUS BANKSHARES, INC.
(Registrant)

March 9, 2007	By:	/s/ Michael E. Dulberg

Michael E. Dulberg
Senior Vice President and
Chief Accounting Officer
(Principal Accounting Officer and duly authorized Officer of Registrant)